Exhibit 10.4

                                    AGREEMENT

      AGREEMENT dated as of this 9th day of April 2002 by and between TTR Technologies, Ltd., an Israeli company with offices at 2 Hanagar Street, Kfar Saba, Israel (hereinafter, "TTR Ltd.") and TTR Technologies, Inc., ((hereinafter, "TTR Inc.") a Delaware corporation with offices at 575 Lexington Avenue, New York, NY and the parent-company of TTR Ltd. (hereinafter, TTR Inc. together with TTR Ltd., may hereinafter be referred to as the "Companies") and Emanuel Kronitz ("Kronitz").

                               W I T N E S S E T H

      WHEREAS, pursuant to the Employment Agreement between Kronitz and TTR Ltd. dated as of October 1, 2000 as amended (the "TTR Ltd. Employment Agreement") Kronitz was formerly employed by TTR Ltd. as its Vice President of Administration and, pursuant to the Employment Agreement between Kronitz and TTR Inc. dated as of October 1, 2000 as amended (the TTR Inc. Employment Agreement") Kronitz was employed by TTR Inc. as its Chief Operating Officer;

      WHEREAS, the boards of directors of each of TTR Ltd. and TTR Inc. elected, on October 7, 2001, to terminate the employment of Kronitz under Section 2.1
(iv) of the TTR Inc. Employment Agreement and under Section 2.1 (iv) of the TTR Ltd. Employment Agreement, respectively; and

      WHEREAS, following the termination of Kronitz's employment with TTR Ltd. pursuant to the terms of the TTR Ltd. Employment Agreement, Kronitz alleged certain claims with respect to the termination of his employment with TTR Ltd., all of which the Companies dispute, and each of TTR Ltd. and TTR Inc. raised allegations relating to certain conduct of Kronitz, all of which Kronitz disputes; and

      WHEREAS, in order to finally resolve the claims and allegations of the Companies and Kronitz, the parties have agreed to set forth their respective agreements and undertakings as hereinafter set forth.

      NOW, THEREFORE, in consideration of the mutual promises and covenants contained in this agreement, each of TTR Inc., TTR Ltd and Kronitz, without admitting or allocating fault or liability, hereby agree as follows:

1.    Representations and Undertakings by Kronitz

      1.1 In consideration of the undertakings by each of TTR Ltd. and TTR Inc. contained herein, Kronitz hereby represents and covenants as follows:

         (i) Subject to the terms and conditions hereof, Kronitz acknowledges and agrees that the non-compete and confidentiality undertakings contained in each of the TTR Inc. Employment


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Agreement (Section 6 and 7) and the TTR Ltd. Employment Agreement (Sections 6
and 7) shall continue in full force and effect in accordance with their terms (such undertakings collectively hereinafter referred to as the "Non-Compete & Confidentiality Undertakings") and that he undertakes to comply with the terms of the Non-Compete and Confidentiality Undertakings;

      (ii) Kronitz acknowledges and agrees that all employee stock options heretofore issued to him by TTR Inc. from TTR Inc.'s 1996 Incentive Stock Option Plan and the 2000 Equity Incentive Plan (hereinafter the "Stock Options") for shares of TTR Inc. Common Stock, par value $0.01 (the "Common Stock") shall continue to be exercisable by him in accordance with the terms and conditions of each such grant through and including April 8, 2002, 12 p.m., Israel Time (the "ESOP Exercise Expiry Date") and, unless exercised in accordance with their terms on or prior to the ESOP Exercise Expiry Date, the Stock Options shall be deemed to have conclusively expired.

      (iii) Kronitz acknowledges and agrees that the office of Avi Alter has been retained by him and on his behalf to ascertain the tax rate, if any, applicable under Israeli law with respect to the sales proceeds of the Common Stock issuable upon the exercise of the Stock Options and, to assure the compliance by TTR Ltd. of its withholding obligations with respect to such sales, if any, and the payment by Kronitz of the tax payable with respect thereto, if any. Kronitz shall furnish the Companies a certified copy of a final, definitive and written response obtained from the Israeli Tax Authorities, with respect to such matter, which absolves TTR Ltd. from any withholding obligation (hereinafter, the "Israeli Tax Authorities"), on or before the Closing Date.

      (iv) In consideration of the undertakings of Companies' hereunder, Kronitz waives his right with respect to 1,850 of his Penny Options as referred to in
Section 2.1 below;

      (v) Kronitz will return to the possession of TTR Ltd. the automobile in his possession;

      (vi) In connection with the exercise of the Penny Options, Kronitz will cooperate with the Companies respective auditors as reasonably requested to do so by either of the Companies and agrees that the issuance of shares of Common Stock due to the exercise of the Penny Options will be made in accordance with the terms and conditions of the ruling of the Israeli Tax Authorities, if applicable; and

      (vii) Kronitz retracts all allegation previously made by or on his behalf with respect to the conduct of any officer or director of TTR Ltd. or TTR Inc.

2     Matters Relating to the Penny Options

      2.1 Exercise of the Penny Options. TTR Inc. acknowledges that it has received from Kronitz (i) notice to exercise Stock Options for 229,500 shares of Common Stock, exercisable at a per share exercise price of $0.01 (the "Penny Options") and (ii) full payment of such exercise price for the above 229,500 shares of Common Stock (collectively, the "Option Shares"). Subject to the execution and delivery by Kronitz of this Agreement and subject further to the other terms, conditions and provisions set forth herein, TTR Inc. agrees to honor, , such exercise notice for the Penny Options, and will issue two stock certificates for the Option Shares, without restrictive


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legends, and in the name of Emanuel Kronitz: one representing 31,000 of the
Option Shares and the other, that shall be issued on or before the Closing Date, representing the reminder of the Option Shares, less 1,850 shares resulting from the Penny Options referred to in Section 1.1(iv) above (i.e. 196,650 shares). The above shall not derogate from the provisions of Section 2.3 below.

      2.2 Deposit of the Shares. Kronitz undertakes, to deposit in an Israeli bank account (the "Bank Account") 196,650 of the shares of Common Stock issuable upon the exercise of the Penny Options as herein provided. Kronitz hereby authorizes TTR Inc. to instruct the stock transfer agent to deliver the stock certificates representing the Options Shares directly to Kronitz.

      2.3 Kronitz agrees that he shall not sell in the public market more than 2,500 of the Option Shares per day, without the consent of TTR Inc. Kronitz may effect a private sale or transfer of all of the Option Shares provided the transferees agree, in writing to TTR Inc., to be bound to the sale limitation set forth in this section 2.3. This section 2.3 shall apply to successive private sales or transfers. Kronitz shall not transfer any of the Option Shares out of the Bank Account except for Option Shares sold in the public market or in a private transfer.

      2.4 The Companies will cooperate with Kronitz in providing all necessary documentation, including share certificates, pertinent legal opinions etc. required to enable and facilitate a private sale or transfer of the Option Shares, subject to the terms for such private sale or transfer stipulated in
Section 2.3 above.

3.    Undertakings and Representations by the Companies

      3.1 Undertaking by TTR Ltd. In consideration of the (i) compliance by Kronitz of his undertakings hereunder, including, without limitations, his continuing compliance with the Non-Compete & Confidentiality Undertakings and
(ii) releases by Kronitz contained in Section 5.1 below and in lieu of the payments that TTR Ltd. is required to make to Kronitz under the Israeli Employment Agreement, TTR Ltd. hereby undertakes to pay to Kronitz, at the Closing following the satisfaction of each of the Closing Conditions, $198,068 (the "Payment").

      All taxes, withholdings and deductions payable or due in respect of the Payment shall be borne solely by Kronitz. TTR Ltd. shall deduct from such payments all and only deductions required under applicable law, and only such deductions as per a document specifying, in detail, all those deductions, as well as the net amount to be transferred to Kronitz at the Closing (hereinafter: the "Net Amount"), which will be presented to Kronitz at least 1 business day prior to the Closing Date.

      Kronitz acknowledges and agrees that the Payment is intended to be made in lieu of the payments payable by TTR Ltd. to Kronitz under the terms of the Israeli Employment Agreement (the "Post Termination Payments") and in full satisfaction of all claims by Kronitz to any payments owing from TTR Ltd. or TTR Inc. in connection with his employment or to any other rights or privilege and that upon the execution and delivery by Kronitz of this Agreement, the obligation of TTR Ltd. to make the Post Termination Payment shall immediately terminate.


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      3.2 Reimbursement of Expenses. Kronitz claims that he was not reimbursed for expenses incurred in the course of rendering services to TTR Inc. At the Closing and upon the satisfaction of the Closing Conditions and upon a written schedule itemizing such expenses, TTR Inc. will reimburse Kronitz in the amount of $10,000, without deductions.

      3.3 Assumption of Legal Fees. At the Closing and upon the satisfaction of the Closing Conditions, TTR Inc. will assume the legal fees incurred to date by Kronitz in an aggregate amount of $15,000 plus Israeli V.A.T., upon receipt of appropriate pro-forma invoices, and shall effect payment of such fees directly to Kronitz's lawyers.

      3.4 Representations. All corporate actions on the part of each of the Companies necessary for the authorization, execution and delivery of this Agreement and the performance of all obligations of the Companies thereunder have been taken.

4     Closing.

      The Closing of this Agreement shall take place on the date of the signing of this Agreement by the Parties (above and hereinafter the "Closing Date").

      The delivery and/or execution by Kronitz and the Companies, as the case may be, of all of the following - shall collectively be referred to as the "Closing Conditions":

      (i) a copy of this Agreement duly executed by the parties hereto;

      (ii) the executed stock certificate, without restrictive legend, in the name of Emanuel Kronitz representing 196,650 Option Shares.

      (iii) Kronitz's irrevocable written instructions to the bank holding his account, with which the Option Shares shall be deposited, as referred to in
Section 2.2 above, regarding the restriction on the sale on the public market of more than 2,500 Option Shares a day, and the written approval of the of such bank, to comply with, and to effect such instructions, all in the form attached hereto as Appendix 1.

      (iv) a check in U.S. Dollars, drawn by a bank in Israel (A Bank Check) in the name of Emanuel Kronitz and in the sum of U.S. Dollars equal to the Net Amount, mentioned in Section 3.1 above.

      (v) a check in U.S. Dollars, drawn by a bank in Israel (A Bank Check) in the name of Emanuel Kronitz and in the sum of U.S. Dollars 10,000, mentioned in
Section 3.2 above.

      (vi) a check in U.S. Dollars, drawn by a bank in Israel (A Bank Check) in the name of Kronitz's lawyers (Gross, Kleinhendler, Hodak, Halevy, Greenberg & Co.) and in the sum of U.S. Dollars 17,550 (Israeli V.A.T. already included), mentioned in Section 3.3 above, and

      (vii) the return of the Company automobile referred to Section 1.1(v) above.


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5.    Releases

      5.1 In consideration of the agreements of TTR Inc. and TTR Ltd. under this Agreement and the release contained in Section 5.2 below, Kronitz (and each of his respective, attorneys, agents, heirs, successors, executors, personal representatives and assigns) does hereby absolutely and unconditionally waive, release and forever discharge each of TTR Ltd. and TTR Inc., (and their respective affiliates, officers, directors, shareholders, employees, agents, attorneys, insurers, successors and assigns) from any claims, demands, obligations, liabilities, rights, causes of action and damages, whether liquidated or unliquidated, absolute or contingent, known or unknown, arising prior to or concurrent with the date hereof, including, without limitation, any claim under the TTR Ltd. Employment Agreement, the TTR Inc. Employment Agreement, any claims under Israeli labor laws and regulations including claims for wrongful termination, claims with respect to the Stock Options or claims with respect to any other payment required under Israeli law. The foregoing release shall not be construed as a waiver by Kronitz of the compliance by TTR Inc. or TTR Ltd. with their respective undertakings contained in this Agreement.

      5.2 In consideration of the undertakings of Kronitz hereunder and the release in Section 5.1 above and the hereof, each of TTR Inc. and TTR Ltd. (and each of their respective officers, directors, shareholders, employees, attorneys, agents, successors, and assigns) does hereby absolutely and unconditionally waive, release and forever discharge Kronitz and his respective, agents, attorneys, insurers, successors, executors and assigns, from any claims, demands, obligations, liabilities, rights, causes of action and damages, whether liquidated or unliquidated, absolute or contingent, known or unknown, arising prior to or concurrent with the date hereof. The foregoing release shall not be construed as a waiver by TTR Inc. or TTR Ltd. of the compliance by Kronitz of his undertakings contained in this Agreement, including, without limitation, the compliance with the Non-Compete & Confidentiality Undertakings.

6.    Non-Disparagement; Non-communication.

      6.1 Kronitz (on behalf of his heirs and personal representatives) hereby agrees not to discuss or otherwise communicate, in any manner whatsoever (whether orally or in writing), directly or indirectly, with any person or individual, any matter relating to or arising out of the termination of his employment with TTR Ltd. or its affiliates. Additionally, Kronitz (on behalf of his heirs and personal representatives), agrees not to disparage TTR Ltd. or affiliates or any of their respective employees, consultants, stockholders, directors, affiliates, subsidiaries or representatives, or business.

      6.2 TTR Ltd. and TTR Inc. (on behalf of their respective employees, consultants, directors, affiliates, subsidiaries or representatives) agree not to discuss or otherwise communicate, in any manner whatsoever (whether orally or in writing), directly or indirectly, with any person or individual, any matter relating to or arising out of the termination of Kronitz's employment with the Companies or their affiliates, and not to disparage Kronitz and each of his respective attorneys, agents, heirs, successors, executors, personal representatives and assigns.


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      6.3 Neither of the parties (and their respective heirs, personal representatives, successors, affiliates, subsidiaries, officers or stockholders), shall disparage the other party hereto or their businesses. The parties hereto agree to keep this Agreement, its contents and/or its very existence in complete secrecy, and refrain from transferring, showing, discussing or otherwise communicating this Agreement to any person and/or entity whatsoever, unless specifically required to do otherwise by law. Kronitz acknowledges that TTR Inc. is required to disclose this Agreement to the public under law pursuant to its filing requirements under the Securities Act 1933, as amended.

7.    Reliance and Complete Agreement.

      The parties acknowledge and agree that in the execution of this Agreement, neither has relied upon any representation by any party or attorney, except as expressly stated herein. Moreover, this Agreement shall represent the complete and entire agreement between the parties, to the exclusion of any and all other prior or concurrent terms, written or oral. No supplement, modification or waiver or termination of this Agreement or any provision hereof shall be binding unless executed in writing by the parties to be bound thereby.

8.    Headings.

      Section and subsection headings are not to be considered part of this Agreement and are included solely for convenience and are not intended to be full or accurate descriptions of the content thereof.

9.    Successors and Assigns.

      Except as otherwise provided in this Agreement, all the terms and provisions of this Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective heirs, personal representatives, successors and assigns.

10.   Counterparts.

      This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

11.   Entire Agreement.

      This Agreement may be executed in counterparts This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes any prior or contemporaneous understanding or agreement, written or verbal, among the parties with respect to the subject matter hereof.

12.   Specific Remedies.

      The Companies and Kronitz acknowledge that neither will have an adequate remedy at law if either of them violates any of the terms of this Agreement. The parties therefore


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understand and agree that, without prejudice as to any other remedies they may have at law or in equity, they shall have the right upon first application to apply to any court of proper jurisdiction within Manhattan County in the State of New York for a mandatory injunction, order or ruling and such further enforcement of such injunction, order or ruling in other jurisdictions as required and without posting of any bond or other security whatsoever, to a temporary restraining order, preliminary injunction, injunction or other equitable relief, it being acknowledged and agreed that any such violation of this Agreement will cause irreparable injury to the parties and that money damages will not provide an adequate remedy to the parties.

13.   Governing Law; Jurisdiction and Forum.

      This Agreement, its interpretation, validity, construction, enforcement and effect shall be governed by and construed under the laws of the State of New York without reference or effect to the principles of conflict of laws. Each of the parties consents to the jurisdiction of the United States District Court for the Southern District of New York or the appropriate New York State court sitting in Manhattan County in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions.

14.   Representation.

      Each of Kronitz and TTR acknowledges that they have had the opportunity to consult with legal counsel respecting this Agreement. Each person executing this Agreement on behalf of a corporation hereby represents and warrants that he has been authorized to do so by all necessary corporate action.

      IN WITNESS WHEREOF, each of the parties has set forth its/ his signature as of the date first written above.


/s/ Emanuel Kronitz                          TTR Technologies Ltd.
-------------------
Emanuel Kronitz

                                             By: /s/ Marc Tokayer
                                                 ------------------
                                             Marc Tokayer
                                             Title: General Manager


                                             TTR Technologies Inc.

                                             By: /s/ Marc Tokayer
                                                 ------------------
                                             Marc Tokayer
                                             Title: President